Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cricut, Inc.
South Jordan, Utah

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Cricut, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Salt Lake City, Utah
March 14, 2023